UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2007

KVH Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)

05-0420589

(IRS Employer Identification No.)

50 Enterprise Center Middletown, RI	02842
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 847-3327

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 10, 2007, the Board of Directors of the Company approved a form of restricted stock agreement (the “Agreement”) for use under the Company’s 2006 Stock Incentive Plan. The Agreement provides for the grant of a number of shares of Company common stock which vest annually over four years from the date of grant subject to the recipient remaining a service provider through the applicable vesting dates. The shares are issued at no cost to the recipient. Except as otherwise provided in the Agreement, shares that have not vested by the time of a recipient’s termination of service with the Company will be forfeited. A recipient of restricted stock generally will have the rights of a Company stockholder, including voting rights and the right to receive dividends and distributions, with respect to the shares upon their issuance, recordation and delivery to the recipient or escrow agent.

This summary of the terms of the Agreement is not intended to be complete and is qualified in its entirety by the Agreement filed hereto as Exhibit 10.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	EXHIBIT DESCRIPTION
10.1	Form of Restricted Stock Agreement granted under the 2006 Stock Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.

Date: August 16, 2007	BY:	/s/ PATRICK J. SPRATT
Patrick J. Spratt Chief Financial and Accounting Officer

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EXHIBIT INDEX

Exhibit No.	EXHIBIT DESCRIPTION
10.1	Form of Restricted Stock Agreement granted under the 2006 Stock Incentive Plan

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